UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 23, 2009
RXI PHARMACEUTICALS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33958	20-8099512

(State or other jurisdiction of	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification No.)
60 Prescott Street, Worcester, MA 01605

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(508) 767-3861
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
(d) On April 23, 2009, the board of directors (the “Board”) of RXi Pharmaceuticals Corporation (the “Company”) appointed Dr. Richard Chin as a Class III director with a term expiring at the 2010 annual meeting of stockholders of the Company, filling a vacancy that was created when the Board voted to increase the size of the Board to seven members in accordance with the Company’s by-laws. The appointment of Dr. Chin as director was not pursuant to any agreement or understanding between Dr. Chin and any third party. At the time of his appointment to the Board, Dr. Chin was appointed to serve on the Strategy Committee of the Board.
     A copy of the press release issued in connection with appointment of Dr. Chin is being filed as Exhibit 99.1 to this report and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
99.1	Press Release issued by RXi Pharmaceuticals Corporation on April 28, 2009

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RXI PHARMACEUTICALS CORPORATION

Date: April 28, 2009	By:	/s/ Stephen J. DiPalma

	Name:	Stephen J. DiPalma
	Title:	Chief Financial Officer

Index to Exhibits

Exhibit No.	Description
99.1	Press Release issued by RXi Pharmaceuticals Corporation on April 28, 2009.